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                                                                     EXHIBIT 2.4



      FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

                                 August 4, 2003

         This is the first amendment ("First Amendment") to that certain Amended and Restated Agreement and Plan of Merger, dated as of March 17, 2003 and executed as of April 9, 2003 (the "Agreement"), by and among Interlott Technologies, Inc., a Delaware corporation (the "Company"), GTECH Holdings Corporation, a Delaware corporation ("Parent"), GTECH Corporation, a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Merger Subsidiary"), and Bengal Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of Merger Subsidiary (the "Original Merger Subsidiary"),. Capitalized terms not otherwise defined herein shall have the same meaning given to them in the Agreement.

1. Amendment to Section 9.1(b). Section 9.1(b) is hereby amended by replacing the date "September 17, 2003" with the date "October 31, 2003".

2. Full Force and Effect. Except as expressly amended and modified pursuant to this First Amendment, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.

3. Governing Law. This First Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the state of Delaware, without regard to laws that may be applicable under conflict of laws principals.

4. Counterpart; Facsimile Signatures. This First Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same First Amendment. Facsimile signatures on this First Amendment shall be deemed original signatures.

                            [Signature page follows.]


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         IN WITNESS WHEREOF, Parent, Merger Subsidiary, Original Merger
Subsidiary and the Company have caused this First Amendment to be executed as of the date set forth above by their respective officers thereunto duly authorized.

                                     GTECH HOLDINGS CORPORATION



                                     By:   /s/ William M. Pieri
                                          -------------------------------------
                                     Name: William M. Pieri
                                     Title: Vice President and Treasurer



                                     GTECH CORPORATION



                                     By:   /s/ William M. Pieri
                                          -------------------------------------
                                     Name: William M. Pieri
                                     Title: Vice President and Treasurer



                                     BENGAL ACQUISITION CO.



                                     By:   /s/ William M. Pieri
                                          -------------------------------------
                                     Name: William M. Pieri
                                     Title: Vice President and Treasurer



                                     INTERLOTT TECHNOLOGIES, INC.



                                     By:   /s/ David F. Nichols
                                          -------------------------------------
                                     Name: David F. Nichols
                                     Title: President and Chief Executive
                                            Officer




[Signature page to First Amendment
to Amended and Restated Agreement
and Plan of Merger]